UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 11, 2004

MediaBay, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Florida

(State or Other Jurisdiction of Incorporation)

1-13469	65-0429858
(Commission File Number)	(IRS Employer Identification No.)

2 Ridgedale Avenue, Cedar Knolls, New Jersey	07927
(Address of Principal Executive Offices)	(Zip Code)

(973) 539-9528

(Registrant’s Telephone Number, Including Area Code)

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.  Unregistered Sales of Equity Securities

On October 11, 2004, MediaBay, Inc. (the “Company”) entered into a Securities Purchase Agreement pursuant to which it issued to the purchasers thereunder an aggregate of 1,800,000 shares (the “Shares”) of the Company’s common stock, no par value per share (the “Common Stock”), and warrants to purchase 400,000 shares of Common Stock (the “Warrants”). The purchasers paid an aggregate purchase price of $900,000 for the Shares and Warrants. Each Warrant is exercisable to purchase one share of the Company’s Common Stock at an exercise price of $0.83 per share during the five (5)-year period commencing on October 11, 2004. The Shares and Warrants were issued to the purchasers without registration under the Securities Act of 1933, as amended (the “Act”), in reliance upon the exemptions from registration provided under 4(2) of the Act. The issuances did not involve any public offering; the Company made no solicitation in connection with the transactions other than communications with the purchasers; the Company obtained representations from the purchasers regarding their investment intent, experience and sophistication; the purchasers either received or had access to adequate information about the Company in order to make informed investment decisions; the Company reasonably believed that the purchasers were sophisticated within the meaning of Section 4(2) of the Act; and the Shares and Warrants were issued with restricted securities legends. No underwriting discounts or commissions were paid in conjunction with the issuances.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MediaBay, Inc.
(Registrant)

By: /s/ John F. Levy
John Levy
Vice Chairman and Chief Financial Officer

Date: October 15, 2004